Exhibit 23.1

Tel: 212-885-8000 Fax: 212-697-1299 www.bdo.com	100 Park Avenue New York, NY 10017

Consent of Independent Registered Public Accounting Firm

Bluerock Residential Growth REIT, Inc.

New York, New York

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 (Nos. 333-200359, 333-203415, 333-208956 and 333-208988) and S-8 (No. 333-202569) of Bluerock Residential Growth REIT, Inc. (each, a “Registration Statement”), and the accompanying prospectus for each Registration Statement of our report dated February 13, 2017, relating to the Historical Statement of Revenues and Certain Direct Operating Expenses of Roswell City Walk Apartments for the year ended December 31, 2015, which appears in this Form 8-K/A.

/s/ BDO USA, LLP

New York, New York

February 13, 2017

BDO USA, LLP, a Delaware limited liability partnership, is the U.S. member of BDO International Limited, a UK company limited by guarantee, and forms part of the international BDO network of independent member firms.

BDO is the brand name for the BDO network and for each of the BDO Member Firms.